UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Olin Corporation (“Olin”) disclaims any intention or obligation to update or revise this information.

On July 10, 2006, Olin finalized a settlement with the Internal Revenue Service (“IRS”) which covers the periods 1997-2001 and resolves all material outstanding tax exposures with the IRS, including those related to the tax treatment associated with capital losses generated in 1997. In anticipation of this settlement, in May 2006, Olin made a payment to the IRS of $44.0 million, less than the amount Olin had previously reserved. Therefore, Olin expects to reduce its reported income tax expense during 2006 by approximately $18 million. Olin expects to make additional tax payments of approximately $5.0 million to various state and local jurisdictions following this settlement with the IRS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

	By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Vice President, General
Counsel and Secretary

Date: July 14, 2006